                                  Exhibit 99.1

Contact:  Michele Feller
          HomeBase, Inc.
          949-442-5448

          Roger S. Pondel
          Pondel/Wilkinson Group
          310-207-9300


                                                     FOR IMMEDIATE RELEASE


                   HOMEBASE ANNOUNCES THIRD QUARTER RESULTS,
  NEW $250 MILLION CREDIT FACILITY, $20 MILLION SECURITIES REPURCHASE PROGRAM
             -- Company also explores new merchandising concept --


          Irvine, California - November 16, 1999 - HomeBase, Inc. (NYSE:HBI) today announced financial results for the third fiscal quarter and nine-month period, as well as several key corporate initiatives designed to build shareholder value.

                       Third Quarter, Nine Month Results

     The company reported net income for the third fiscal quarter ended October 30, 1999 of $3.9 million, or $0.10 per diluted share, compared with $7.2 million, or $0.17 per diluted share, a year ago. For the nine-month period, the company reported net income of $14.7 million, or $0.36 per diluted share, versus net income of $21.9 million, or $0.51 per diluted share, for the corresponding prior year period. Net sales for the quarter rose 5.3% to $379.2 million from $360.1 million a year ago. Same store sales grew 0.5% in the third quarter, reflecting a 3.6% annual increase in average sale to $41.49, offset partially by a 3.1% decline in the average number of transactions. For the nine-month period, sales advanced 5.7% to $1.2 billion, from $1.1 billion for the corresponding prior year period. The increase in sales year to date was driven by a 1.7% increase in same store sales and by contributions from five new stores opened during the year, including the most recent store opening in San Diego, California, on October 30, 1999.
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                          New $250 Million Credit Line

          HomeBase also announced it has obtained an underwritten commitment for a new senior secured five-year, $250 million revolving line of credit led by BankBoston Retail Finance Inc. that will replace the company's current senior secured $105 million credit facility. The new credit line will include fewer financial restrictions and permit HomeBase to initiate a stock and convertible note repurchase program.

                   $20 Million Stock, Note Repurchase Program

     HomeBase said its board of directors has authorized the company to repurchase, from time to time in the open market as market conditions warrant, up to an aggregate of $20 million of HomeBase common stock and 5.25% convertible subordinated notes due 2004. The program will become effective upon finalization of the new credit line agreement, which is expected within the next 30 days, and will extend through December 31, 2001.

          "We view the expanded credit facility as a vote of confidence for HomeBase by one of the industry's premiere banking institutions," said Allan Sherman, president and chief executive officer. "The securities repurchase program reflects our belief that HomeBase stock and convertible notes are undervalued and underscores management's confidence in the strength of the company and its future."

                    Development of New Merchandising Concept

Sherman said the expanded credit line will also be used in connection with a new business strategy that involves the creation of a new merchandising concept, which would serve as an expansion vehicle. Deloitte Consulting, a division of Deloitte & Touche LLP, has been retained to assist in the development and implementation of the strategy. Columbus, Ohio-based Retail Planning Associates has been engaged to help design the new concept. On a preliminary basis, the company estimates the pre-tax cost to develop and execute a test of the new concept to be between $3 million and $5 million next year.
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"We believe we have done a good job in holding our ground amidst fierce competitive pressures," said Sherman. "However, at the same time, we recognize that additional competitive openings will continue to put pressure on same store sales next year and our current strategies must be augmented in order to achieve stronger returns for our shareholders. While we remain committed to continuing to improve our core business, the development of a new merchandising concept signifies our determination to actively pursue new opportunities aimed toward producing higher levels of growth and profitability."

     Sherman noted that the company is in the early stages of considering a wide variety of options and has not made any definitive decisions as to what the new merchandising initiative will ultimately entail. The company expects to test the new concept in the second half of next year at select locations within HomeBase's current markets.

     "In light of our decision to explore a new merchandising concept, we have reduced our plan for new store openings next year to one to three," added Sherman. The company had previously announced it expected to open five to six new stores next fiscal year.

     Headquartered in Irvine, California, HomeBase, Inc. operates 88 home improvement warehouses, averaging 103,000 square feet in 10 western states.

     Matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause results to differ materially from those expressed. Such risks and uncertainties include, but are not limited to, the development of a new merchandising concept; the ability to continue to improve its core business; finalization of the new line of credit; the ability to repurchase common stock and convertible notes in the open market; the competitive marketplace and the factors set forth in the company's annual report on Form 10-K for the fiscal year ended January 30, 1999 under the heading "Risk Factors" and in the company's other filings with the Securities and Exchange Commission.
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                          [Financial Tables to Follow]



                                 HOMEBASE, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                             13 Weeks Ended              39 Weeks Ended
-------------------------------------------------------------------------------------------------------------
                                                        October 30,   October 31,   October 30,   October 31,
                                                           1999          1998          1999          1998
-------------------------------------------------------------------------------------------------------------
Net sales                                                  $379,167      $360,067    $1,198,127    $1,133,588

Cost of sales, including buying and  occupancy
 costs                                                      296,236       280,267       936,315       879,433
-------------------------------------------------------------------------------------------------------------
Gross profit                                                 82,931        79,800       261,812       254,155

Selling, general and administrative expenses                 75,876        66,959       232,894       215,663
Pre-opening expenses                                            705           804         3,707           805
-------------------------------------------------------------------------------------------------------------
Operating income                                              6,350        12,037        25,211        37,687

Interest on debt and capital leases, net                        234           462         1,943         2,229
-------------------------------------------------------------------------------------------------------------
Income from continuing operations before
 income taxes                                                 6,116        11,575        23,268        35,458

Provision for income taxes                                    2,263         4,410         8,609        13,510
-------------------------------------------------------------------------------------------------------------
Net income                                                 $  3,853      $  7,165    $   14,659    $   21,948
=============================================================================================================

Net income per share:
 Basic                                                     $   0.10      $   0.19    $     0.39    $     0.58
 Diluted                                                   $   0.10      $   0.17    $     0.36    $     0.51

Shares used in computation of net income per share:
 Basic                                                       37,875        37,879        37,877        37,834
 Diluted                                                     47,663        47,909        47,821        48,032

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                                 HOMEBASE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)

                                                                         October 30,   January 30,   October 31,
                                                                            1999          1999          1998
----------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                 $ 69,307      $ 35,578      $ 49,784
  Marketable securities                                                       16,880        27,939        47,534
  Accounts receivable, net                                                    32,220        20,759        31,684
  Merchandise inventories                                                    387,330       339,650       332,403
  Prepaid expenses and other current assets                                   18,115        26,847        32,877
----------------------------------------------------------------------------------------------------------------
 Total current assets                                                        523,852       450,773       494,282

 Property, net                                                               258,868       256,835       256,160
 Property under capital leases, net                                            4,869         5,198         5,308
 Other assets                                                                 15,101        16,176        19,620
----------------------------------------------------------------------------------------------------------------
 Total assets                                                               $802,690      $728,982      $775,370
================================================================================================================

LIABILITIES
 Current liabilities:
  Accounts payable                                                          $155,921      $103,248      $136,210
  Accrued expenses and other current liabilities                              93,906        85,595        96,554
----------------------------------------------------------------------------------------------------------------
 Total current liabilities                                                   249,827       188,843       232,764

 Long-term debt                                                              100,000       100,293       100,313
 Obligations under capital leases, less portion due
  within one year                                                              8,126         8,366         8,441
 Other noncurrent liabilities                                                 47,258        48,981        52,056
----------------------------------------------------------------------------------------------------------------
 Total liabilities                                                           405,211       346,483       393,574

STOCKHOLDERS' EQUITY
 Total stockholders' equity                                                  397,479       382,499       381,796
----------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                                 $802,690      $728,982      $775,370
================================================================================================================

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                                 HOMEBASE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                                                                    39 Weeks Ended
------------------------------------------------------------------------------------------------------------------------
                                                                                              October 30,    October 31,
                                                                                                  1999           1998
------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                                       $ 14,659       $ 21,948
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                                   21,240         20,320
   Deferred income taxes                                                                              880            101
   Merchandise inventories, net of accounts payable                                                 4,993         21,873
   Other                                                                                            9,330         10,501
------------------------------------------------------------------------------------------------------------------------
 Net cash provided by operating activities                                                         51,102         74,743
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of marketable securities                                                               (11,198)       (47,070)
 Sales of marketable securities                                                                     5,220          2,689
 Maturities of marketable securities                                                               17,164          2,865
 Property additions                                                                               (21,330)       (28,510)
 Property disposals                                                                                   169            301
------------------------------------------------------------------------------------------------------------------------
 Net cash used in investing activities                                                             (9,975)       (69,725)
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of long-term debt                                                                       (7,009)           (59)
 Repayment of capital lease obligations                                                              (209)          (161)
 Debt issuance costs                                                                                 (200)          (258)
 Proceeds from sale and issuance of common stock                                                       20            641
------------------------------------------------------------------------------------------------------------------------
 Net cash (used in) provided by financing activities                                               (7,398)           163
------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                          33,729          5,181
Cash and cash equivalents at beginning of year                                                     35,578         44,603
------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                                       $ 69,307       $ 49,784
========================================================================================================================

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Certain prior period amounts have been reclassified to conform to the current year presentation.

2. The Company's Board of Directors approved the termination of the Waban Inc. Retirement Plan effective July 26, 1997. In accordance with generally accepted accounting principles, the cost to terminate the Plan was not recognized until the Plan was settled, which occurred in the first quarter of fiscal 1998. Accordingly, the results of operations for fiscal 1998 included an expense of approximately $1.1 million ($0.7 million, net of taxes) related to the settlement of the Plan.


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